 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2020

Navient Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

123 Justison Street, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 283-8000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	NAVI	The Nasdaq Global Select Market
6% Senior Notes due December 15, 2043	JSM	The Nasdaq Global Select Market

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2020, the Board of Directors of Navient Corporation (the “Company”), (NASDAQ: NAVI) appointed Joe Fisher as Executive Vice President, Chief Financial Officer and Principal Accounting Officer effective October 7, 2020. He will succeed Acting Chief Financial Officer and Principal Accounting Officer Ted A. Morris, who will resume his role as the Company’s Controller. Mr. Fisher will report to President and CEO Jack Remondi at the Company’s headquarters in Wilmington, Delaware.

Mr. Fisher, age 40, has served as the Company’s Vice President of Investor Relations and Corporate Development since April 2018. From May 2014 to April 2018, Mr. Fisher was the Company’s Vice President of Investor Relations. He has held various roles with increasing responsibility since joining the company in 2002. Mr. Fisher holds a B.S. in finance from the University of Pittsburgh and he is a Chartered Financial Analyst. He serves on the board of Building Hope which is an education nonprofit established by the Company dedicated to expanding opportunities for underserved students and families.

Mr. Fisher will receive an annual base salary of $350,000, effective October 7, 2020, with a target annual cash incentive opportunity equal to 150% of his annual base salary. For 2020, his annual cash incentive opportunity will be pro-rated to reflect his appointment at the beginning of the fourth quarter of the Company’s 2020 fiscal year. Mr. Fisher will be awarded a one-time promotion equity award of restricted stock units (“Promotion RSUs”) with a grant date value of $150,000. The number of Promotion RSUs will be based upon the closing market price of the Company’s common stock on the date of grant. The Promotion RSUs will vest in one-third equal increments on the first, second and third anniversary of the grant date, subject to Mr. Fisher’s continued employment with the Company, and will be subject to the same terms and conditions applicable to RSUs granted to other senior executives under the Company’s existing long-term incentive program. Prior to his appointment as Chief Financial Officer, in February 2020, Mr. Fisher received an annual equity award of restricted stock units (“RSUs”) with a grant date value of $90,000. The number of RSUs granted was based upon the closing market price of the Company’s common stock on the date of grant, February 6, 2020. Mr. Fisher will be eligible to receive additional equity awards in early 2021 as part of the Company’s annual long-term incentive program for senior executives.

Mr. Fisher also will be eligible to participate in a variety of employee benefit programs generally available to employees of the Company. Additionally, he will be eligible to participate in the Navient Corporation Executive Severance Plan for Senior Officers and the Navient Corporation Change in Control Severance Plan for Senior Officers, which provide for certain post-employment severance payments to our executives, as well as the Navient Deferred Compensation Plan. Mr. Fisher, who currently works in the Company’s Herndon, Virginia office, also will be eligible for up to $150,000 in relocation benefits.

ITEM 7.01  Regulation FD Disclosure.

On October 6, 2020, the Company issued a news release announcing the matters set forth above in Item 5.02. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  A copy of the news release is also available on the Company’s website at www.navient.com.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01  Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.

99.1    News Release dated October 6, 2020
104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

Date: October 6, 2020	By:	/s/ Mark L. Heleen
	Name:	Mark L. Heleen
	Title:	Chief Legal Officer